Exhibit 10.13

ALERUS FINANCIAL CORPORATION

DEFERRED COMPENSATION PLAN FOR EXECUTIVES

(As Adopted Effective January 1, 2006)

ALERUS FINANCIAL CORPORATION

DEFERRED COMPENSATION PLAN FOR EXECUTIVES

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9.5	Exercise of Authority	13
9.6	Telephonic or Electronic Notices and Transactions	14

ARTICLE X MISCELLANEOUS		14
10.1	Nonassignability	14
10.2	Withholding	14
10.3	Successors of the Company	14
10.4	Employment Not Guaranteed	14
10.5	Gender, Singular and Plural	14
10.6	Captions	14
10.7	Validity	14
10.8	Waiver of Breach	14
10.9	Notice	15

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ALERUS FINANCIAL CORPORATION

DEFERRED COMPENSATION PLAN FOR EXECUTIVES

ARTICLE I

INTRODUCTION

1.1                               PURPOSE OF THE PLAN: HISTORY. The Alerus Financial Corporation Deferred Compensation Plan for Executives (the “Plan”) is sponsored by Alerus Financial Corporation and its Participating Affiliates to attract high quality executives and to provide eligible executives with an opportunity to save on a pre-tax basis and accumulate tax-deferred earnings to achieve their financial goals.

1.2                               NON-QUALIFIED “TOP-HAT” PLAN.

1.2.1                     Type of Plan. The Plan is a “top-hat” plan — that is, an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA §§ 201(2), 301(a)(3) and 401(a)(1), and therefore is exempt from Parts 2, 3 and 4 of Title I of ERISA. The Plan also is a nonqualified deferred compensation plan subject to Code § 409A.

1.2.2                     Savings Clause Relating to Compliance with Code § 409A. To the extent any provision of this Plan does not satisfy the requirements of Code § 409A or of any regulations or other guidance issued by the Treasury Department or the Internal Revenue Service under Code § 409A subsequent to the adoption of this Plan, such provision will be applied in a manner consistent with such requirements, regulations or guidance, notwithstanding any provision of the Plan or any contrary or inconsistent election made by a Participant.

1.3                               PLAN DOCUMENT. The Plan document consists of this document, any appendix to this document and any document that is expressly incorporated by reference into this document.

1.4                               EFFECTIVE DATE OF DOCUMENT. The Plan is adopted effective January 1, 2006.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

2.1                               DEFINITIONS.

2.1.1                     “Account” means an account established for a Participant pursuant to Article IV.

2.1.2                     “Affiliate” means any business entity that is required to be aggregated and treated as one employer with the Company under Code § 414(b) or (c).

2.1.3                     “Beneficiary” means a person or persons designated as such pursuant to Section 6.2.

2.1.4                     “Code” means the Internal Revenue Code of 1986, as amended.

2.1.5                     “Company” means Alerus Financial Corporation, a Delaware corporation.

2.1.6                     “Deferral Eligible Amounts” means a Participant’s base salary from the Company or a Participating Affiliate, plus any annual bonus that the Company (acting in its corporate capacity) determines in its sole discretion to be eligible for a deferral election under this Plan.

2.1.7                     “Earnings Credit” means the gains credited on the balance of an Account pursuant to Section 4.3.

2.1.8                     “Eligible Employee” means the following Employees of the Company or a Participating Affiliate:

a)                                     Chief Executive Officer

b)                                     Chief Financial Officer

c)                                      Chief Operating Officer

d)                                     Director, Banking Division

e)                                      Director, Wealth Management Division

The Compensation Committee of the Board of Directors of the Company may determine, in its sole discretion, that other Employees are Eligible Employees.

Eligible Employee status will apply throughout the Plan Year (or the remaining portion thereof), or until earlier Separation from Service.

2.1.9                     “Employee” means any common-law employee of the Company or an Affiliate (while it is an Affiliate).

2.1.10              “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.1.11              “Participant” means an Eligible Employee who is enrolled in the Plan, or a current or former Employee who is not enrolled but who has a balance remaining in an Account under the Plan. “Active Participant” means an Eligible Employee who is enrolled in the Plan.

2.1.12              “Participating Affiliate” means Alerus Financial, National Association, provided, however, that a Participating Affiliate will automatically cease to be such as of the date it ceases to be an Affiliate.

2.1.13              “Plan Year” means the calendar year.

2.1.14              “Separation from Service” means that an individual has had a separation from service recognized as such under Code § 409A.

2.1.15              “Specified Employee” means a key employee, as that term is defined in Code § 416(i) (without regard to 416(i)(5)). An Employee is a Specified Employee for the twelve (12)-month period beginning April 1 and ending the following March 31 if he/she was a key employee any time during the twelve (12)-month period ending on the December 31 preceding such April 1. Notwithstanding the foregoing, an Employee is only a Specified Employee if the Company’s stock is publicly traded on an established securities market.

2.1.16              “Trustee” means the trustee of a trust established pursuant to Section 8.2.

2.2                               CHOICE OF LAW. The Plan will be governed by the laws of the State of North Dakota to the extent that such laws are not preempted by the laws of the United States. All controversies, disputes, and claims arising hereunder must be submitted to the United States District Court for the District of North Dakota.

ARTICLE III

PARTICIPATION AND CONTRIBUTION CREDITS

3.1                               PARTICIPATION.

3.1.1                     Eligible Employees. All Employees who are Eligible Employees will be eligible to participate in the Plan. Participation in the Plan is voluntary.

3.1.2                     Enrollment for Base Pay Deferrals. An Employee who is an Eligible Employee may make an election to defer base pay as follows:

(a)                                 Initial Eligibility. An Employee who is an Eligible Employee may make an election to defer base pay during the thirty (30) day period following the date he/she is notified of eligibility for the Plan, with enrollment to be effective as of the payroll period that next starts following the close of such thirty (30) day period.

(b)                                 Thereafter. An Employee who is an Eligible Employee may elect to enroll for a Plan Year during the enrollment period established by the Company for such Plan Year, which enrollment period will end not later than the last day of the prior Plan Year.

3.1.3                     Enrollment for Bonus Deferrals. An Employee who is an Eligible Employee may make an election to defer annual bonuses as follows:

(a)                                 Initial Eligibility. An Employee who is an Eligible Employee may make an election to defer the annual bonus (if any) payable for the Plan Year of initial eligibility during the thirty (30) day period following the date he/she is notified of initial eligibility for the Plan, provided that, such election will apply only to a fraction of such annual bonus, the numerator of which is the number of days remaining in the Plan Year after the last day of the enrollment period, and the denominator of which is three hundred and sixty-five (365).

(b)                                 Thereafter. An Employee who is an Eligible Employee may make an election to defer annual bonus pay during the enrollment period established by the Company for the Plan Year, which enrollment period will end not later than the last day of the prior Plan Year.

3.1.4                     Enrollment Procedure. Enrollment is a condition of participation in the Plan and must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances authorized by the Company).

3.1.5                     End of Eligibility. An Eligible Employee may continue to participate in the Plan for so long as the Plan remains in effect and he/she remains an Eligible Employee.

3.2                               ELECTIVE DEFERRAL CREDITS.

3.2.1                     Elective Deferral Credits. Elective Deferral Credits will be made for each pay date on behalf of each Active Participant who has enrolled in the Plan and who thereby elects to have his/her Deferral Eligible Amounts reduced in order to receive Elective Deferral Credits. The Elective Deferral Credits for a pay date will be credited to the Participant’s Account on or as soon as administratively practicable after the pay date in an amount equal to the amount of the reduction in Deferral Eligible Amounts.

An Eligible Employee may elect to reduce his/her Deferral Eligible Amounts as follows for any pay date:

(a)                                 In the case of base pay, any whole percent, but not more than fifty percent (50%); and

(b)                                 In the case of annual bonus pay, any whole percent up to one-hundred percent (100%).

An election must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances authorized by the Company). An election must be made as part of enrollment described in Sections 3.1.2 and 3.1.3.

3.2.2                     Elections Are Evergreen. Elections will remain in effect for subsequent Plan Years unless a Participant files a new election pursuant to Section 3.1.2 or 3.1.3.

3.2.3                     Elections Are Irrevocable for the Plan Year. An election will be irrevocable throughout the Plan Year (or the remaining portion thereof); except that, Elective Deferral Credits will automatically stop during the Plan Year:

(a)                                 If the Participant receives a hardship withdrawal prior to age fifty-nine and one-half (59½) from his/her elective deferral account under the Alerus Financial Retirement Savings Plan; or

(b)                                 Upon Separation from Service.

If Elective Deferral Credits are stopped pursuant to paragraph (a), a Participant will be required to file a new election under Section 3.1.2 or 3.1.3 in order to resume Elective Deferral Credits for the next Plan Year.

3.2.4                     Limits. The Company may, in its sole discretion, limit the minimum or maximum amount of Elective Deferral Credits that are allowed under the Plan by any Active Participant or any group of Active Participants, provided that such limit is established prior to the beginning of the Plan Year or prior to enrollment of the affected Participant.

ARTICLE IV

ACCOUNTS AND INVESTMENT ADJUSTMENTS

4.1                               ACCOUNTS.

4.1.1                     Separate Accounts. The Company will maintain a separate Account under the Plan for each Participant.

4.1.2                     Balance of Accounts. An Account will have a cash balance expressed in United States dollars.

4.1.3                     Accounts for Bookkeeping Only. Accounts are for bookkeeping purposes only and the maintenance of Accounts will not require any segregation of assets of the Company or any Participating Affiliate. Except as provided in Section 7.2, neither the Company nor any Participating Affiliate will have any obligation whatsoever to set aside funds for the Plan or for the benefit of any Participant or Beneficiary, and no Participant or Beneficiary will have any rights to any amounts that may be set aside other than the rights of an unsecured general creditor of the Company or the Participating Affiliate that employs (or employed) the Participant.

4.2                               VALUATION OF ACCOUNTS.

4.2.1                     Adjustments. Accounts will be adjusted from time to time as follows:

(a)                                 Elective Deferral Credits. Elective Deferral Credits will be added to the balance of the Account as of the dates specified in Section 3.2.

(b)                                 Earnings Credits. Earnings Credits will be added to the balance of the Account as provided in Section 4.3.

(c)                                  Withdrawals and Distributions. The withdrawals and distributions made from an Account will be subtracted from the balance of the Account as of the date the withdrawal or distribution is made from the Plan.

4.2.2                     Processing Transactions Involving Accounts. Accounts will be adjusted to reflect Elective Deferral Credits, Earnings Credits, distributions and other transactions as provided in Section 4.2.1. However, all information necessary to properly reflect a given transaction in an Account may not be immediately available, in which case the transaction will be reflected in the Account when such information is received and processed. Further, the Company reserves the right to delay any Elective Deferral Credit, Earnings Credit, distribution or other transaction for any legitimate administrative reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive net asset values or prices, or to correct for its errors or omissions or the errors or omissions of any service provider).

4.3                               EARNINGS CREDITS.

4.3.1                     Adjustment to Reflect Earnings Credits. Accounts will be increased to reflect Earnings Credits as determined under Section 4.3.2.

4.3.2                     Earnings Credits. Each Participant’s Account will be credited with Earnings Credits at a rate equal to the market yield on Ten Year Treasury Constant Maturities, quoted on the last business day of the preceding Plan Year, plus two percent (2%). Earnings Credits will begin to accrue for Elective Deferral Credits beginning on the date the Elective Deferral Credit is added to the Participant’s Account.

4.4                               STATEMENTS.

4.4.1                     Statements. The Company may cause benefit statements to be issued from time to time advising Participants and Beneficiaries of the balance of their Accounts, but it is not required to issue benefit statements.

4.4.2                     Errors on Statements and Responsibility to Review. The Company may correct errors that appear on benefit statements at any time, and the issuance of a benefit statement (and any errors that may appear on a statement) will not in any way alter or affect the rights of a Participant or Beneficiary with respect to the Plan.

Each Participant or Beneficiary has a duty to promptly review each benefit statement and to notify the Company of any error that appears on such statement as provided in Section 9.2.2.

ARTICLE V

DISTRIBUTIONS AFTER SEPARATION FROM SERVICE

5.1                               BENEFIT ON SEPARATION FROM SERVICE. A Participant will be eligible to receive a distribution of the balance of his/her Account following his/her Separation from Service in accordance with the terms of this Article.

5.2                               TIME AND FORM OF DISTRIBUTION.

5.2.1                     Time of Distribution. A distribution will be made (or installment distributions will commence if installments were elected) at the following time:

(a)                                 Specified Employees. In the case of a Participant who is a Specified Employee, a distribution will be made (or installment distributions will commence) as soon as administratively practicable after the later of:

(i)                                     The first day of the calendar month beginning seven (7) months after the Participant’s Separation from Service, or

(ii)                                  January 1 of the year following the Participant’s Separation from Service.

(b)                                 Participants Other Than Specified Employees. In the case of any other Participant, a distribution will be made (or installment distributions will commence) as soon as administratively practicable after January 1 of the year following the Participant’s Separation from Service.

5.2.2                     Form of Distribution. A distribution will be made in one of the following forms as elected by the Participant:

(a)                                 A single-sum distribution of the full vested balance of the Participant’s Account;

(b)                                 Annual installments over a five (5) year period; or

(c)                                  Annual installments over a ten (10) year period.

In the case of installments, the first annual installment will be made as of the date specified in Section 5.2.1, and subsequent annual installments will be made on the anniversary of the first annual installment (or as soon as administratively practicable thereafter).

5.2.3                     Distribution Election Procedures. A distribution election must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances authorized by the Company).

A distribution election will be effective only if it is received in properly completed form by the Company as part of the Participant’s initial entry into the Plan, and thereafter may not be modified.

5.2.4                     Elections Required. A Participant will be required to file or have filed a form of distribution election as a condition of participation in the Plan.

5.3                               CASH-OUT OF SMALL ACCOUNTS. Notwithstanding any contrary provision, if the vested balance of a Participant’s Account does not exceed ten thousand dollars ($10,000), the balance of such Account will be paid as of the date specified in Section 5.2.1 in a single-sum distribution in full settlement of all obligations under the Plan with respect to such Account.

5.4                               VALUATION OF ACCOUNTS FOLLOWING SEPARATION FROM SERVICE. An Account will continue to be credited with Earnings Credits in accordance with Article IV until it is paid in full to the Participant or Beneficiary.

ARTICLE VI

DISTRIBUTIONS AFTER DEATH

6.1                               SURVIVOR BENEFITS.

6.1.1                     Survivor Benefits - Form. If a Participant dies prior to the full distribution of his/her Account, his/her Beneficiary will be entitled to a survivor benefit under the Plan. The survivor benefit will consist of the total balance (or total remaining balance) in the Account and will be distributed to the Beneficiary in the same form as benefits would have been paid to the Participant.

6.1.2                     Survivor Benefits — Time of Payment. A distribution of the survivor benefit will be made (or installment distributions will commence or continue if installments were elected by the Participant) as soon as administratively practicable after the later of:

a)                                     The date the Company determines that a survivor benefit is payable under the Plan — that is, the date the Company is provided with the documentation necessary to establish the fact of the death of the Participant and the identity and entitlement of the Beneficiary; or

b)                                     January 1 of the year following the Participant’s death.

6.2                               BENEFICIARY DESIGNATION.

6.2.1                     General Rule. A Participant may designate any person (natural or otherwise, including a trust) as his/her Beneficiary to receive any balance remaining in his/her Account when he/she dies, and may change or revoke a designation previously made without the consent of any Beneficiary.

6.2.2                     Form and Method of Designation. A Beneficiary designation must be made on such form and in accordance with such rules as may be prescribed for this purpose by the Company. A Beneficiary designation will be effective (and will revoke all prior designations) if it is received by the Company (or if sent by mail, the post-mark of the mailing is) prior to the date of death of the Participant. The Company may rely on the latest Beneficiary designation on file (or if an effective designation is not on file may direct that payment be made pursuant to the default provision of the Plan) and will not be liable to any person making claim for such payment under a subsequently filed designation or for any other reason.

6.2.3                     Default Designation. If a Beneficiary designation is not on file, or if a Beneficiary designation is revoked by divorce or otherwise and a new designation is not on file at death, or if no designated Beneficiary survives the Participant, the Beneficiary will be the Participant’s estate.

6.3                               SUCCESSOR BENEFICIARY. If the primary Beneficiary dies prior to complete distribution of the benefits under Section 6.1.2, the remaining survivor benefit will be paid to the contingent Beneficiary elected by the Participant in the form of a lump sum payable as soon as administratively practicable after the primary Beneficiary’s death is established. If there is no surviving contingent Beneficiary, the lump sum will be paid to the estate of the primary Beneficiary.

6.4                               VALUATION OF ACCOUNTS FOLLOWING SEPARATION FROM SERVICE. All Account will continue to be credited with Earnings Credits in accordance with Article IV until it is paid in full to the Beneficiary.

ARTICLE VII

CONTRACTUAL OBLIGATIONS AND FUNDING

7.1                               CONTRACTUAL OBLIGATIONS.

7.1.1                     Obligations of Employer. The Plan creates a contractual obligation on the part of the Company and each Participating Affiliate to provide benefits as set forth in the Plan with respect to:

(a)                                 Participants who are employed with the Company or that Participating Affiliate;

(b)                                 Participants who were employed with the Company or that Participating Affiliate prior to Separation from Service; and

(c)                                  Beneficiaries of the Participants described in (a) and (b).

A Participating Affiliate is not responsible for (and has no contractual obligation with respect to) benefits payable to a Participant who is or was employed with the Company or another Participating Affiliate. If a Participant is employed with two or more employers (the Company and a Participating Affiliate, or two or more Participating Affiliates, etc.), either concurrently or at different times, each will be responsible for the benefit attributable to Elective Deferral Credits made with respect to the period while the Participant was employed with that employer, adjusted for Earnings Credits.

7.1.2                     Guarantee by Company. The Company will guarantee and assume secondary liability for the contractual commitment of each Participating Affiliate under Section 7.1.1.

7.2                               FUNDING.

7.2.1                     Establishment and Funding of Rabbi Trust. The Company may, in its sole and absolute discretion, establish a “rabbi” trust to serve as a funding vehicle for benefits payable under the Plan. Neither the Company nor any Participating Affiliate will have any obligation to establish such a trust, or to fund such trust if established. Any rabbi trust hereby established may be revocable if so established under the terms of the trust.

Any rabbi trust used to fund benefits payable under this Plan may be used to fund benefits payable under any other non-qualified deferred compensation plan maintained by the Company or any Participating Affiliate.

The assets of any rabbi trust hereby established will not be held or transferred outside of the United States, and the trust will not have any other feature that would result in a transfer of property being deemed to have occurred under Code § 409A (for example, there will be no funding obligation or restrictions on assets in connection with a change in financial health of the Company or any Affiliate).

7.2.2                     Effect on Contractual Benefit Obligations. The establishment and funding of a rabbi trust will not affect the contractual obligations of the Company and each Participating Affiliate under Section 7.1, except that such obligations with respect to any Participant or Beneficiary will be offset to the extent that payments actually are made from the trust to such Participant or Beneficiary.

ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN

8.1                               RIGHT TO AMEND OR TERMINATE.

8.1.1                     Termination. The Company may terminate the Plan at any time and for any reason by action of the Board of Directors of the Company.

8.1.2                     Termination of Participation by a Participating Affiliate. Each Participating Affiliate may terminate its participation in the Plan at any time and for any reason by action of its Board of Directors and by providing notice to the Company.

8.1.3                     Amendment. Action to amend the Plan may be taken by any of the following:

(a)                                 The Board of Directors of the Company.

(b)                                 Any person, committee or body to which amendment authority has been delegated by the Board of Directors of the Company.

An amendment of the Plan may not have the effect of reducing the balance of any Participant’s or Beneficiary’s Account.

8.1.4.                  Amendment Following a Change in Control. Notwithstanding anything in Section 8.1.3 to the contrary, in the event of a Change in Control of the Company, the Earnings Credit rate (as set out in Section 4.3) may not be decreased by amendment. For purposes of this Section 8.1.4, a “Change in Control” means any one of the following events:

(a)                                 A person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor rule thereto) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, or becomes the beneficial owner of, 35% or more of the Company’s outstanding shares of common stock or of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”), (other than in connection with a Business Combination in which clauses (1), (2) and (3) of subsection (c) apply) provided, however, that the following acquisitions and beneficial ownership shall not constitute a Change in Control pursuant to this paragraph:

(i)                                     Any acquisition or beneficial ownership by the Company or an Affiliate,

(ii)                                  Any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Affiliates,

(iii)                               Any increase in ownership by a person, entity or group subsequent to initially becoming beneficial owner of 35% or more of the Company’s outstanding shares of common stock or Outstanding Company Voting Securities.

(b)                                 Individuals who, as of the date this Plan is approved and adopted (as set out on the last page hereof), constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election (except to fill a vacancy caused by removal), or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

(c)                                  The consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets or the issuance by the Company of its stock in connection with the acquisition of assets or stock of another entity (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Company’s common stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation and of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors resulting from such Business Combination (including such beneficial ownership of a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries) in substantially the same proportions as their ownership of the Company’s common stock immediately prior to such Business Combination, (2) no person, entity or group beneficially owns, directly or indirectly, 35% or more of the common stock of the corporation resulting from such Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination.

(d)                                 The shareholders of the Company approve a definitive agreement or plan to liquidate or dissolve the Company.

8.2                               EFFECT OF TERMINATION.

8.2.1                     No Negative Effect on Balances. The termination of the Plan may not have the effect of reducing the balance of any Participant’s or Beneficiary’s Account.

8.2.2                     Other Effects of Termination. After termination of the Plan, no additional credits will be added to the Account of any Participant attributable to periods after the date of termination. However, distribution following termination of the Plan will be made at the same time and in the same form as if the termination had not occurred, and termination will not result in any acceleration of any distribution under the Plan.

ARTICLE IX

ADMINISTRATION/CLAIMS PROCEDURES

9.1                               ADMINISTRATION.

9.1.1                     Company. The Company is the administrator of the Plan with authority to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. Action on behalf of the Company will be taken by the Compensation Committee of the Board of Directors of the Company. However, the Board of Directors of the Company may at any time, and from time to time, exercise the powers and duties of the Compensation Committee under the Plan. To the extent that any permitted action taken by the Board of Directors of the

Company conflicts with action taken by the Compensation Committee, the Board of Directors action will control.

9.1.2                     Third-Party Service Providers. The Company may from time to time contract with or appoint a recordkeeper or other third-party service provider for the Plan. Any such recordkeeper or other third-party service provider will serve in a non-discretionary capacity and will act in accordance with directions given and/or procedures established by the Company.

9.1.3                     Rules of Procedure. The Company may establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan.

9.2                               CORRECTION OF ERRORS AND DUTY TO REVIEW INFORMATION.

9.2.1                     Correction of Errors. Errors may occur in the operation and administration of the Plan. The Company reserves the right to cause such equitable adjustments to be made to correct for such errors as it considers appropriate (including adjustments to Participant or Beneficiary Accounts), which will be final and binding on the Participant or Beneficiary.

9.2.2                     Participant Duty to Review Information. Each Participant and Beneficiary has the duty to promptly review any information that is provided or made available to the Participant or Beneficiary and that relates in any way to the operation and administration of the Plan or his/her elections under the Plan (for example, to review payroll stubs to make sure a contribution election is being implemented appropriately, to review benefit statements, to review summary plan descriptions and prospectuses, etc.) and to notify the Company of any error made in the operation or administration of the Plan that affects the Participant or Beneficiary within thirty (30) days of the date such information is provided or made available to the Participant or Beneficiary (for example, the date the information is sent by mail or the date the information is provided or made available electronically). If the Participant or Beneficiary fails to review any information or fails to notify the Company of any error within such period of time, he/she will not be able to bring any claim seeking relief or damages based on the error.

If the Company is notified of an alleged error within the thirty (30) day time period, the Company will investigate and either correct the error or notify the Participant or Beneficiary that it believes that no error occurred. If the Participant or Beneficiary is not satisfied with the correction (or the decision that no correction is necessary), he/she will have sixty (60) days from the date of notification of the correction (or notification of the decision that no correction is necessary), to file a formal claim under the claims procedures under Section 9.3.

9.3                               CLAIMS PROCEDURE.

9.3.1                     Claims Procedure. If a Participant or Beneficiary does not feel that he/she has received full payment of the benefit due to such person under the Plan, or if a Participant or Beneficiary feels that an error has been made with respect to his/her Account and has satisfied the requirements in Section 9.2.2, the Participant or Beneficiary may file a written claim with the Company setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit. The Company will determine the validity of the claim and communicate a decision to the claimant promptly and, in any event, not later than ninety (90) days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such ninety (90) day period. If additional information is necessary to make a determination on a claim, the claimant will be advised of the need for such additional information within forty-five (45) days after the date of the claim. The claimant will have up to one hundred and eighty (180) days to supplement the claim information, and the claimant will be advised of the decision on the claim within forty-five (45) days after the earlier of the date the supplemental information is supplied or the end of the one hundred and eighty (180) day period.

A claim for benefits which is denied will be denied by written notice setting forth in a manner calculated to be understood by the claimant:

(a)                                 Reason for Denial. The specific reason or reasons for the denial, including a specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based;

(b)                                 Information Necessary to Process. A description of any additional material or information that is necessary to process the claim; and

(c)                                  Explanation of Review Procedures. An explanation of the procedure for further reviewing the denial of the claim.

9.3.2                     Review Procedures. Within sixty (60) days after the receipt of a denial on a claim, a claimant or his/her authorized representative may file a written request for review of such denial. Such review will be undertaken by the Company and will be a full and fair review. The claimant will have the right to review all pertinent documents. The Company will issue a decision not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision will be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of the claimant’s request for review. The decision on review will be in writing and will include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of the Plan on which the decision is based. Following the claims procedures through to completion is a condition of filing a lawsuit against the Company.

9.4                               INDEMNIFICATION. The Company and the Participating Affiliates jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services in the administration of the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

9.5                               EXERCISE OF AUTHORITY. The Company, the Board of Directors of the Company and any person who has authority with respect to the management, administration or investment of the Plan may exercise that authority in its/his/her full discretion. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of this document (or any other document established for use in the administration of the Plan) relevant to the issue under consideration. The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious.

9.6                               TELEPHONIC OR ELECTRONIC NOTICES AND TRANSACTIONS. Any notice that is required to be given under the Plan to a Participant or Beneficiary, and any action that can be taken under the Plan by a Participant or Beneficiary (including enrollments, changes in deferral percentages, investment changes, consents, etc.), may be made or given by means of voice response or other electronic system to the extent so authorized by the Company.

ARTICLE X

MISCELLANEOUS

10.1                        NONASSIGNABILITY. Neither the rights of, nor benefits payable to, a Participant or Beneficiary under the Plan may be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever. Such interest and benefits will be exempt from the claims of creditors or other claimants of the Participant or Beneficiary and from all orders, decrees, levies, garnishments or executions to the fullest extent allowed by law.

10.2                        WITHHOLDING. A Participant must make appropriate arrangements with the Company or Participating Affiliate for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Company or Participating Affiliate may provide, at its discretion, for such withholding and tax payments as may be required, including, without limitation, by the reduction of other amounts payable to the Participant.

10.3                        SUCCESSORS OF THE COMPANY. The rights and obligations of the Company or a Participating Affiliate under the Plan will inure to the benefit of, and will be binding upon, the successors and assigns of the Company or such Participating Affiliate.

10.4                        EMPLOYMENT NOT GUARANTEED. Nothing contained in the Plan nor any action taken hereunder will be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

10.5                        GENDER, SINGULAR AND PLURAL. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

10.6                        CAPTIONS. The captions of the articles, paragraphs and sections of this document are for convenience only and will not control or affect the meaning or construction of any of its provisions.

10.7                        VALIDITY. In the event any provision of the Plan is held invalid, void or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

10.8                        WAIVER OF BREACH. The waiver by the Company of any breach of any provision of the Plan will not operate or be construed as a waiver of any subsequent breach by that Participant or any other Participant.

10.9                        NOTICE. Any notice or filing required or permitted to be given to the Company or the Participant under this Plan will be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of the Company, to the principal office of the Company, directed to the attention of the Company, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of the Company. Such notice will be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to the Company may be permitted by electronic communication according to specifications established by the Company.

Approved and adopted this 12th day of February, 2006.

ALERUS FINANCIAL CORPORATION

By:	/s/ Randy J. Newman
Its:	Chairman & CEO

ALERUS FINANCIAL, N.A.

By:	/s/ Randy J. Newman
Its:	Chairman & CEO & President

FIRST AMENDMENT

OF

ALERUS FINANCAL CORPORATION.

DEFERRED COMPENSATION PLAN FOR EXECUTIVES

Alerus Financial Corporation, (the “Company”) has established and maintains a deferred compensation plan (the “Plan”) for the purpose of providing an opportunity for eligible executives to save on a pre-tax basis and accumulate tax-deferred earnings to achieve their financial goals, is hereby amended in the following respects:

1.                                      COMPANY CONTRIBUTION CREDITS. Effective January 1, 2008, Article III of the Plan is amended as follows by adding Section 3.3 to permit the Company to make discretionary contributions to the account of a participant:

3.3                               Company Contribution Credits. The Company may, from time to time as directed by the Board of Directors, make additional Company Contribution Credits to a Participant’s account. Such amounts shall be 100% vested upon contribution unless otherwise specified by the Board of Directors. Such Credits shall be made at such time as the Board of Directors determines.

2.                                      CASH-OUT OF SMALL AMOUNTS. Effective January 1, 2008, Section 5.3 of the Plan is amended to read in its entirety as follows:

5.3                               Cash-Out of Small Amounts. Notwithstanding any contrary provision, if the vested balance of a Participant’s Account does not exceed the then current limit in effect under Internal Revenue Code Section 402(g)(1)(B), the balance of such Account will be paid as of the date specified in Section 5.2.1 in a single-sum distribution in full settlement of all obligations under the Plan with respect to such Account.

3.                                      COMPLIANCE WITH SECTION 409A OF THE CODE. Effective January 1, 2008, Article X of the Plan is amended by adding the following Section 10.10 to the to read in full as follows:

10.10.              Compliance with Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, for Plan years beginning on or after January 1, 2005, this Plan shall be construed and administered in accordance with the provisions of Internal Revenue Service Notice 2005-1, Code Section 409A and the final Treasury Regulations thereunder.

4.                                      SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.